Exhibit 10.36

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), dated as of September 11, 2012, is made by TEACHERS VILLAGE PROJECT A QALICB URBAN RENEWAL ENTITY, LLC, a New Jersey limited liability company having an address c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (the “Indemnitor”), to GSB NMTC INVESTOR LLC, a Delaware limited liability company, having an address at 200 West Street, New York, New York 10282, acting in its capacity as administrative agent (the “Administrative Agent”); CARVER CDC — SUBSIDIARY CDE 21, LLC, a Delaware limited liability company, having an address c/o Carver Community Development Corporation, 75 West 125th Street, New York, New York 10027 (“Carver Lender”); NCIF NEW MARKETS CAPITAL FUND IX CDE, LLC, a Delaware limited liability company, having an address c/o NCIF Capital, LLC, 135 S. LaSalle Street, Suite 2040, Chicago, Illinois 60603 (“NCIF Lender”); GSNMF SUB-CDE 2 LLC, a Delaware limited liability company, having an address c/o Goldman Sachs Bank USA, 200 West Street, New York, New York 10282 (“GS Lender”); and BACDE NMTC FUND 4, LLC, a Delaware limited liability company, having an address c/o AFL-CIO Housing Investment Trust, 1270 Avenue of the Americas, Suite 210, New York, New York 10020 (“BA Lender”, and together with Carver Lender, NCIF Lender and GS Lender, individually a “Lender” and collectively the “Lenders”).

R E C I T A L S:

WHEREAS, pursuant to that certain Building Loan Agreement dated of even date herewith (the “Loan Agreement”) made by and among the Indemnitor, the Administrative Agent, and the Lenders, the Lenders have made to the Indemnitor certain mortgage loans in the aggregate original principal amount of Thirty-Nine Million Seven Hundred Seventy-Five Thousand and No/100 Dollars ($39,775,000.00) (collectively, the “Loans”).

WHEREAS, the Loans are evidenced by the promissory notes dated the date hereof, as specified in the Loan Agreement (the “Notes”), which Notes are secured by those certain Mortgages, Assignments of Leases and Rents and Security Agreements, each dated of even date herewith, as specified in the Loan Agreement (collectively, the “Mortgage”) encumbering the real property located in Newark, New Jersey, as described in such Mortgage (the “Premises”).

WHEREAS, Indemnitor will derive material financial benefit from the Loans evidenced and secured by the Notes, the Mortgage and the other Loan Documents (as defined in the Loan Agreement).

WHEREAS, Lenders have relied on the statements and agreements contained herein in agreeing to make the Loans.  The execution and delivery of this Agreement by Indemnitor is a condition precedent to the making of the Loans by the Lenders.

A G R E E M E N T S:

In consideration of the Recitals set forth above and hereby incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor hereby agrees as follows:

1.                                      Definitions.

(a)                                 All capitalized terms used but not defined herein shall have the meaning given such terms in the Loan Agreement.

(b)                                 The term “Environmental Law” means, collectively, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Liability Act, 42 U.S.C. §9601 et seq., the Toxic Substance Control Act, 15 U.S.C. §2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C §1251 et seq., all municipal, county, and state analogues to any of the foregoing, all amendments to any of the foregoing, any other municipal, county, state or federal law, rule, regulation, ordinance or directive regulating Hazardous Materials, and all enforceable orders, regulations and requirements under any of the foregoing.

(c)                                  The term “Hazardous Material” means, collectively (A) any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor; (B) such substances, materials or wastes as are regulated by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et. seq. (“RCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Liability Act, 42 U.S.C. §9601 et. seq. (“CERCLA”), the Toxic Substance Control Act, 15 U.S.C. §2601 et seq. (“TSCA”), the Clean Air Act, 42 U.S.C. §7401 et seq. (“CAA”), the Clean Water Act, 33 U.S.C §1251 et. seq. (“CWA”), or any substance that is a “hazardous substance” or “hazardous waste” under the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act or the New Jersey Solid Waste Management Act or N.J.A.C. 7:26C-1.3, and all amendments to any of the foregoing laws, and all orders, regulations, directions and requirements thereunder; (C) asbestos; (D) such toxic or hazardous substances, materials or wastes that are or may become regulated under any other applicable municipal, county, state or federal law, rule, ordinance, direction, or regulation; and (E) any other substance or material regulated under any applicable municipal, county, state or federal law, rule, ordinance, direction, or regulation because of its dangerous or deleterious effects on human health or the environment.

(d)                                 The term “Operating Supplies” means such materials which may be Hazardous Material such as cleaning materials, medical supplies and fuel oil used in the ordinary course in the operation and maintenance of the Premises or the conduct of any tenant’s business therein or the conduct of any tenant’s business at the Premises, and legally permissible construction items incorporated into the Premises during the construction thereof, in each case only to the extent in compliance with all Environmental Laws and other federal, state and local laws, rules and regulations, and only in such quantities as shall be used in the ordinary course for the operation and maintenance of the Premises, and legally permissible construction items incorporated into the Premises during the construction thereof.

(e)                                  The term “Report” means, collectively, the environmental reports listed on Exhibit A hereto.

2.                                      Indemnity.  Indemnitor hereby agrees to pay, protect, defend (at trial and appellate levels) with attorneys, consultants and experts acceptable to each Lender, and save each Lender and its officers, directors, employees, agents (including Administrative Agent), participants, members, partners, successors and assigns, and any parent or affiliate of each Lender (collectively, the “Beneficiaries”) harmless from and against, and hereby indemnify the Beneficiaries from and against any and all present or future liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding or enforcing the obligations of any Indemnitor hereunder) (collectively “Costs”) which may at any time be actually imposed upon, incurred by or asserted or awarded against any Beneficiary with respect to the Premises, and arising directly or indirectly from or out of:  (i) the violation of any Environmental Law; (ii) the actual or alleged presence, release or threat of release of any Hazardous Material now or hereafter on, in, under or affecting all or any portion of the Premises or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitor, or at any other location if the Hazardous Materials were generated, treated, stored, transported or disposed of by or on behalf of Indemnitor; (iii) the failure by Indemnitor to comply fully with the terms and conditions of this Agreement; (iv) the breach of any representation or warranty by Indemnitor contained in this Agreement; or (v) the enforcement of this Agreement, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Premises or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Materials on, in, under or affecting any portion of the Premises or any surrounding areas.  “Costs” as used in this Agreement shall include any diminution in the value of the Premises or any future reduction of the sales or rental price of the Premises by reason of any matter set forth in this Paragraph 2, but “Costs” shall not include any other punitive or consequential damages.

3.                                      Representations Regarding Hazardous Materials.  Indemnitor hereby represents and warrants to and covenants and agrees with the Beneficiaries as follows:

(a)                                 Except as set forth in the Report, the Premises are not in violation of any Environmental Law;

(b)                                 Except as set forth in the Report, no Hazardous Materials (other than Operating Supplies) are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Premises (including underground contamination);

(c)                                  Except as set forth in the Report, the Indemnitor has not received notice that the Premises is subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Materials;

(d)                                 Except as set forth in the Report, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Materials on the Premises; and

(e)                                  Except as set forth in the Report, the Indemnitor has not received notice of, and there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could reasonably be expected to result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Premises.

4.                                      Covenants of Indemnitor.

(a)                                 The Indemnitor shall, for so long as the Premises is owned by the Indemnitor, exercise the same degree of care as a reasonable, prudent developer or owner of like properties would exercise to keep or cause the Premises to be kept free from Hazardous Materials (other than Operating Supplies) and in compliance with all applicable Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use (other than Operating Supplies), generation, handling, storage, production, processing and disposal of Hazardous Materials by all occupants of space in the improvements at the Premises, and, without limiting the generality of the foregoing shall not install in the improvements at the Premises or permit to be installed in the improvements at the Premises asbestos or any substance containing asbestos.  The Indemnitor acknowledges and agrees that the Beneficiaries have no duty to provide Indemnitor with any information regarding the Environmental Laws or any interpretation thereof.

(b)                                 (i) Indemnitor shall immediately notify the Beneficiaries should Indemnitor become aware of (A) any Hazardous Materials (other than Operating Supplies), or other potential environmental problem or liability, with respect to the Premises, (B) any lien, regulatory or enforcement action or notice affecting the Premises or the Indemnitor resulting from any violation or alleged violation of the Environmental Laws, (C) the institution of any investigation, inquiry or proceeding by any applicable governmental authority concerning the Indemnitor or the Premises pursuant to any Environmental Law or otherwise relating to Hazardous Materials, or (D) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any material respect if made at the time of such discovery.

(ii)                                  The Indemnitor shall, promptly and when and as required and regardless of the source of the contamination, at its own expense, take all actions as shall be required pursuant to any applicable Environmental Laws, consistent with the use of the Premises, for the remediation of any and all portions of the Premises or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all Environmental Laws that are applicable to the Premises, and shall further pay or cause to be paid, at no expense to the Beneficiaries, all remediation, administrative and enforcement costs imposed by applicable governmental agencies and which may be asserted against the Premises.  In the event Indemnitor fails to do so, any or all Beneficiaries may, in their sole discretion (but shall have no obligation to), cause the Premises or other affected property to be so freed from any Hazardous Materials or otherwise brought into compliance with Environmental Laws consistent with the use of the Premises and any actual out-of-pocket cost incurred in connection therewith shall be included in Costs and shall be paid by Indemnitor; provided, however, that the Beneficiaries shall not take such action unless either (i) Indemnitor fails to commence such required actions within thirty (30) days after written notice by any Beneficiary, and/or Indemnitor thereafter fails to diligently and/or continuously prosecute to completion all required work and actions, and/or Indemnitor fails to complete the required work and actions within the time frames required under any applicable Environmental Laws and/or under the requirements of any governmental agency or body or (ii) any Beneficiary determines in its discretion that Indemnitor’s failure to take the required actions is likely to have a material and adverse effect on the operation of the Premises as a whole or any Beneficiary’s interests in the Premises and such Beneficiary gives notice to Indemnitor of such determination.  In furtherance of the foregoing, the Indemnitor hereby grants to the Beneficiaries access to the Premises upon written notice to Indemnitor and an irrevocable license to remove any items deemed by the Beneficiaries to be Hazardous Materials in violation of Environmental Laws and to do all things any Beneficiary shall deem necessary to bring the Premises, upon written notice to the Indemnitor, into compliance with Environmental Laws.

(c)                                  Upon the request of any Beneficiary, at any time and from time to time after the occurrence of a default by Indemnitor under this Agreement or at such other time as any Beneficiary has grounds to believe or suspect that Hazardous Materials are or have been released, stored or disposed of on or around the Premises (other than in accordance with applicable Environmental Laws) or that the Premises may be in violation of the Environmental Laws, Indemnitor shall provide, at its sole expense, an inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant selected by Indemnitor and approved by the Beneficiaries assessing the presence or absence of Hazardous Materials on the Premises.  If Indemnitor fails to commence such inspection or audit within fifteen (15) days after such request, any Beneficiary may order the same, and the Indemnitor hereby grants to the Beneficiaries access to the Premises, upon written notice to the Indemnitor, and an irrevocable license to undertake such inspection or audit.  The cost of such inspection or audit shall be included in Costs and shall be paid by Indemnitor.

5.                                      Indemnification Procedures.

(a)                                 If any action shall be brought against any Beneficiary based upon any of the matters for which such Beneficiary is indemnified hereunder, such Beneficiary shall notify Indemnitor in writing thereof, which notice shall include a copy of all pleadings and summons in the possession of such Beneficiary relating to such action and shall specifically state that indemnification for such action is being sought under this Agreement, and Indemnitor shall promptly assume the defense thereof, including, without limitation, the employment of counsel selected by Indemnitor and acceptable to the applicable Beneficiary or Beneficiaries and the negotiation of any settlement; provided, however, that any failure of such Beneficiary to notify Indemnitor of such matter shall not impair or reduce the obligations of Indemnitor hereunder.  The Beneficiaries shall reasonably cooperate with Indemnitor, at Indemnitor’s sole cost and expense, in connection with the defense or settlement of any such claim or action in accordance with the terms of this Agreement.  If (i) any Beneficiary determines, based on the advice of counsel, that the conduct of its defense by Indemnitor would present a conflict of interest or otherwise be materially prejudicial to its interests, (ii) Indemnitor refuses to defend or (iii) Indemnitor shall have failed, in any Beneficiary’s judgment, to defend the action in good faith, then the Beneficiaries shall have the right, at the expense of Indemnitor (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof.  In the event Indemnitor shall fail to undertake to defend the Beneficiaries against any claim, loss or liability for which the Beneficiaries are indemnified hereunder, the Beneficiaries may, at their sole option and election, defend or settle such claim, loss or liability (provided that the Beneficiaries shall give notice of any such settlement to Indemnitor).  The liability of Indemnitor to the Beneficiaries hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, attorneys’ fees and disbursements, incurred by the Beneficiaries in effecting such settlement.  In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitor shall pay the same as hereinafter provided.  The Beneficiaries’ good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for any Beneficiary.

(b)                                 Indemnitor shall not, without the prior written consent of the Beneficiaries: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment with respect to any matter for which any Beneficiary is entitled to be indemnified hereunder and that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Beneficiaries of a full and complete written release of the Beneficiaries (in form, scope and substance satisfactory to the Beneficiaries) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that is reasonably likely to adversely affect the Beneficiaries or to obligate the Beneficiaries to pay any sum or perform any obligation.

(c)                                  All Costs shall be immediately reimbursable to the Beneficiaries when and as incurred and, in the event of any litigation, claim or other proceedings without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceedings and Indemnitor shall pay to the Beneficiaries any and all Costs within thirty (30) days after written notice from a Beneficiary itemizing in reasonable detail the amounts thereof incurred to the date of such notice.  In addition to any other remedy available for the failure of Indemnitor to periodically pay such Costs, such Costs, if not paid by the twentieth (20th) day after such notice shall accrue interest at the Default Rate (as defined in the Note).

6.                                      Reinstatement of Obligations.  If at any time all or any part of any payment made by Indemnitor or received by the Beneficiaries from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Indemnitor), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded and returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by the Beneficiaries, and the obligations of

Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made,

7.                                      Waivers by Indemnitor.  To the extent permitted by law, Indemnitor hereby waives and agrees not to assert or take advantage of:

(a)                                 Any right to require the Beneficiaries to proceed against any other Person or to proceed against or exhaust any security held by the Beneficiaries at any time or to pursue any other remedy in the Beneficiaries’ power or under any other agreement before proceeding against Indemnitor hereunder;

(b)                                 Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Beneficiaries to file or enforce a claim against the estate (in administration, bankruptcy or any other proceedings) of any other Person or Persons;

(c)                                  Any defense based upon an election of remedies by the Beneficiaries;

(d)                                 Any right or claim of right to cause a marshalling of the assets of Indemnitor;

(e)                                  Any duty on the part of the Beneficiaries to disclose to Indemnitor any facts the Beneficiaries may now or hereafter know about the Premises of which Indemnitor also had or has knowledge at the operative time, regardless of whether the Beneficiaries has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or has reason to believe that such facts are unknown to Indemnitor or has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the condition of the Premises and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder;

(f)                                   Any invalidity, irregularity or unenforceability, or any amendment, in whole or in part, of any one or more of this Agreement, the Loan Agreement or the other Loan Documents;

(g)                                  Any deficiency in the ability of the Beneficiaries to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereunder;

(h)                                 An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of any Indemnitor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Beneficiaries to enforce any of its rights, whether now or hereafter required, which the Beneficiaries may have against Indemnitor;

(i)                                     Any modifications of the Loan Agreement or other Loan Documents or any obligation of Indemnitor relating to the Loan Agreement or other Loan Documents by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(j)                                    Any sale or transfer of all or part of the Premises.

8.                                      General Provisions.

(a)                                 Fully Recourse.  All of the terms and provisions of this Agreement are recourse obligations of Indemnitor and not restricted by any limitation on personal liability contained in any of the Loan Documents.

(b)                                 Separate Obligations.  Indemnitor hereby acknowledges that even though the representations, warranties, covenants or agreements of Indemnitor contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Indemnitor under other agreements, the obligations of Indemnitor under this Agreement are separate obligations of Indemnitor hereunder which can be enforced against Indemnitor without regard to the existence of any other agreement.

(c)                                  Survival.  This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment in full of all amounts owed to each Lender under the Loan Agreement or the other Loan Documents and the exercise of any remedy by each Lender or Administrative Agent under the Loan Agreement or the other Loan Documents.  Anything to the contrary herein notwithstanding, it is agreed and intended by Indemnitor and the Beneficiaries that this Agreement and the indemnities provided herein may be assigned or otherwise transferred by the Beneficiaries to any of their assignees with respect to the Loan and each Lender and Administrative Agent.

(d)                                 No Recourse Against Beneficiaries.  Indemnitor shall not have any right of recourse against the Beneficiaries by reason of any action the Beneficiaries may take or omit to take under the provisions of this Agreement provided that such Beneficiary has given notice of any action as required hereby and has not acted in bad faith or committed willful misconduct.

(e)                                  Reservation of Rights.  Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which the Beneficiaries may have against Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f)                                   Rights Cumulative; Payments.  The Beneficiaries’ rights under this Agreement shall be in addition to all rights of the Beneficiaries under the Loan Agreement, the other Loan Documents and any agreements executed and delivered in connection therewith.

(g)                                  No Limitation on Liability.  Indemnitor hereby consents and agrees that each Beneficiary may at any time and from time to time without further consent from Indemnitor do any of the following and the liability of Indemnitor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitor or with or without consideration: (i) any extensions of time for performance required by the Loan Agreement or the other Loan Documents; (ii) any sale or transfer of the Premises; (iii) any change in the composition of Indemnitor or any affiliate thereof, including, without limitation, the withdrawal or removal of Indemnitor from any current or future position of ownership, management or control of Indemnitor; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor herein or in the Loan Agreement or the other Loan Documents; (v) the release of any Person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Agreement or the other Loan Documents by operation of law, the Beneficiaries’ voluntary act or otherwise; (vi) the modification of the terms of any one or more of the Loan Agreement or the other Loan Documents; or (vii) the taking or failure to take any action of any type whatsoever.  No such action which any Beneficiary shall take or fail to take in connection with the Loan Agreement and the other Loan Documents, nor any course of dealing with Indemnitor or any other Person, shall limit, impair or release Indemnitor’s obligations hereunder, affect this Agreement in any way or afford Indemnitor any recourse against the Beneficiaries.  Nothing contained in this Paragraph shall be construed to require the Beneficiaries to take or refrain from taking any action referred to herein.

(h)                                 Entire Agreement; Amendment; Severability.  This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters.  Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

(i)                                     Governing Law; Binding Effect; Waiver of Acceptance.  This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.  This Agreement shall bind Indemnitor and the heirs, personal representatives, successors and assigns of Indemnitor and shall inure to the benefit of the Beneficiaries and the officers, directors, shareholders, agents and employees of the Beneficiaries and their respective heirs, successors and assigns.  Notwithstanding the foregoing, Indemnitor shall not assign any of its respective rights or obligations under this Agreement without the prior written consent of the Beneficiaries, which consent may be withheld by the Beneficiaries in their sole discretion.  Indemnitor hereby waives any acceptance of this Agreement by the Beneficiaries, and this Agreement shall immediately be binding upon Indemnitor.

(j)                                    Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others).  Notices or other communications given by FexEx or another nationally recognized overnight courier service shall be deemed to be given on the following Business Day.  Notices or other communications sent in any other manner shall be deemed given only when actually received.

If to Administrative Agent:	GSB NMTC Investor LLC
200 West Street
New York, New York 10282
Attention: Margaret Anadu

with a copy to:	GSB NMTC Investor LLC
200 West Street
New York, New York 10282
Attention: Andrea Gift

with a copy to:	gs-uig-docs@gs.com

with a copy to:	Jones Day
222 East 41st Street
New York, New York 10017
Attention: Aviva Yakren, Esq.

And with a copy to:	Carver CDC — Subsidiary CDE 21, LLC
c/o Carver Community Development Corporation
75 West 125th Street
New York, New York 10027
Attention: Blondel A. Pinnock

with a copy to:	Manatt, Phelps & Phillips, LLP
7 Times Square
New York, New York 10036
Attention: Neil S. Faden, Esq.

And with a copy to:	NCIF New Markets Capital Fund IX CDE, LLC
c/o NCIF Capital, LLC
135 S. LaSalle Street, Suite 2040
Chicago, Illinois 60603
Attention: Saurabh Narain

and to:	SNR Denton
233 S. Wacker Drive, Suite 7800
Chicago, Illinois 60606
Attention: Scott A. Lindquist, Esq.

And with a copy to:	GSNMF Sub-CDE 2 LLC
c/o Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Joe Curatolo

with a copy to:	Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Andrea Gift

with a copy to:	gsnmf@gs.com

with a copy to:	Jones Day
222 East 41st Street
New York, New York 10017
Attention: Aviva Yakren, Esq.

And with a copy to:	BACDE NMTC Fund 4, LLC
c/o Building America CDE Inc.
2401 Pennsylvania Avenue, NW, Suite 200
Washington, DC 20037
Attention: Eric Price

with a copy to:	Nixon Peabody LLP
401 Ninth Street NW, Suite 900
Washington, DC 20004
Attention: Scott D. Sergio, Esq.

If to the Indemnitor:	Teachers Village Project A QALICB Urban Renewal Entity, LLC
c/o RBH Group
89 Market Street, 8th Floor
Newark, New Jersey 07102
Attention: Ron Beit

with a copy to:	McManimon, Scotland & Baumann, LLC
75 Livingston Avenue, 2nd Floor
Roseland, New Jersey 07068
Attention: Glenn F. Scotland, Esq.

(k)                                 No Waiver: Time of Essence; Business Days.  The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound.  This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.  Time is of the essence hereof.  The term “business day” as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the State are authorized by law to be closed.

(l)                                     Captions for Convenience.  The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(m)                             Successive Actions.  A separate right of action hereunder shall arise each time the Beneficiaries acquire knowledge of any matter indemnified by Indemnitor under this Agreement.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No legal proceeding hereunder shall preclude any subsequent legal proceeding, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(n)                                 Reliance.  Each Lender would not make the Loans to Indemnitor without this Agreement.  Accordingly, Indemnitor intentionally and unconditionally enters into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Loans shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(o)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(p)                                 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(1)                                 INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON TO ENFORCE ANY ARBITRAL AWARD ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE PROPERTY IS LOCATED, (C)  SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE

BENEFICIARIES TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  INDEMNITOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO INDEMNITOR AT THE ADDRESS FOR NOTICES DESCRIBED IN PARAGRAPH 8(j) HEREOF, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(2)                                 THE BENEFICIARIES AND INDEMNITOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF THE BENEFICIARIES OR ANY INDEMNITOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH THE BENEFICIARIES OR ANY INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(q)                                 Waiver by Indemnitor.  Indemnitor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against any Indemnitor, no Indemnitor shall seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Beneficiaries to enforce any rights of the Beneficiaries against Indemnitor by virtue of this Agreement or otherwise.

(r)                                    Further Assurances.  Indemnitor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to the Beneficiaries all documents, and take all actions, reasonably required by the Beneficiaries from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, to protect and further the validity and enforceability of this Agreement or otherwise carry out the purposes of this Agreement.

(s)                                   Administrative Agent. If the Administrative Agent is removed in accordance with Article 9 of the Loan Agreement, then the replacement administrative agent appointed pursuant to the Loan Agreement shall succeed to the rights of the Administrative Agent set forth herein.  If any Lender does not appoint a replacement administrative agent, then each Lender shall have the rights of the Administrative Agent hereunder.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Environmental Indemnity Agreement as of the day and year first above written.

INDEMNITOR:

TEACHERS VILLAGE PROJECT A URBAN RENEWAL ENTITY, LLC,
a New Jersey limited liability company

By:
Ron Beit-Halachmy
Authorized Signatory

Signature Page

QLICI Environmental Indemnity

EXHIBIT A

Environmental Reports

1.              Remedial Action Report prepared by Viridian Inc. dated August 2009.

2.              Remedial Action Report prepared by Viridian Inc. dated November 2008.

3.              Ground Water Remedial Investigation Report prepared by JAMS Geology dated March 2008.

4.              Preliminary Assessment Investigation Report prepared by JAMS Geology dated December 2007.

5.              Preliminary Assessment Investigation Report prepared by JAMS Geology dated June 2007.

6.              Preliminary Assessment Investigation Report prepared by JAMS Geology dated July 2009.

7.              Letter from LFR Arcadis Company dated October 2, 2009.

8.              Preliminary Assessment Investigation Report prepared by JMZ Geology dated October 2007.

9.              Preliminary Assessment Investigation Report prepared by JMZ Geology dated July 2007.

10.       Preliminary Assessment Investigation Report prepared by JMZ Geology dated July 2007.

11.       Preliminary Assessment Investigation Report prepared by JMZ Geology dated April 2007.

12.       Geotechnical Report by McLaren Engineering Group.

Signature Page

QLICI Environmental Indemnity